SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

    Date of Report
February 7, 2002

           CACI International Inc
(Exact name of registrant as specified in its Charter)

                         Delaware
(State or other jurisdiction of incorporation)

                0-8401
(Commission File Number)

               54-1345888
(IRS Employer Identification No.)

1100 N. Glebe Road
                  Arlington, Virginia 22201
(Address of principal executive office)(ZIP code)

                           (703) 841-7800
(Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

On February 7, 2002, the Registrant announced that it had completed a new five-year $185 million credit facility with Bank of America, N.A. and a consortium of participating banks. The new credit facility replaces the existing bank credit facility that had been in place since June 1998.

A copy of the Registrant's press release regarding the new credit facility is attached as Exhibit 99a to this current report on form 8-K.

(c)   EXHIBITS

99a	Press Release dated February 7, 2002, announcing a new five-year credit facility.
99b	Revolving Credit Agreement dated as of February 4, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

CACI International Inc

Registrant

By:	/s/ Jeffrey P. Elefante

Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary